AMENDMENT TO PRODUCTION AGREEMENT

THIS AMENDMENT TO PRODUCTION AGREEMENT (the "Amendment") made and effective this twenty-seventh day of March 2019 (the "Amendment Date"), by and between **POLYMATION LLC,** a California limited liability company whose principle place of business is 3533 Old Conjeo Road, #106-A, Newbury Park, CA 91320 ("Polymation"), and **MEDTAINER, INC.,** a Florida corporation whose principle place of business is 1620 Commerce St., #A, Corona, CA 92880, under its former corporate name **"ACOLOGY, INC."** ("Medtainer") and together with Polymation, the "Parties"),

WITNESSETH:

WHEREAS, on the eighth day of June 2018, the parties entered into a Production Agreement, whereunder Polymation manufacturers certain products and sells them to Medtainer (the "Agreement"); and

WHEREAS, the Parties have discovered an error in Section 2 of the Agreement and an ambiguity in Section 15 of the Agreement; and

WHEREAS, the Parties desire to amend the Agreement to correct said error and resolve said ambiguity,

NOW THEREFORE, in consideration of the premises, the covenants and agreements contained herein and good and sufficient consideration, the receipt and sufficiency of which each of the Parties acknowledge,, and intending to be legally bound hereby, the Parties agree as follows:

1. **Amendment of Section 2.** Section 2 of the Agreement is amended to read as follows:

> 2. **Minimum Purchase:** Medtainer shall purchase no less than 30,000 Units of the Product from Polymation, per month (the "Minimum Purchase"), prorated for any period less than a month on the basis of a thirty (30) day month. The Minimum Purchase shall increase by one percent (1%) on every annual anniversary of the Effective Date. Failure to meet the Minimum Purchase shall be deemed to be a material breach of this Agreement.

2. **Amendment of Section 15.** Section 15 of the Agreement is amended to read as follows:

> 15. **Termination of 2013 Distributorship Agreement:** On the Effective Date, the 2013 Distributorship Agreement shall be terminated, without the action of any party thereto being required, and all obligations of the Parties thereunder, including, without limitation, obligations of either Party to pay money to the other, shall terminate on the Effective Date and are hereby forever waived. By its signature below, D&C shall be deemed to have agreed to said termination, but shall not be a party to this Agreement for any other purpose.

3. **Effectiveness of Amendments.** The above amendments shall be given retrospective effect, as if they had been set forth in the Agreement on the Effective Date. The Parties acknowledge that they have performed in all respects as if the Agreement existed as amended hereby on the Effective Date.

4. **Effect.** The other provisions of the Agreement shall continue to be in full force and effect.

5. **Entire Agreement.** This Amendment contains the entire agreement between the Parties regarding the subject matter hereof. All agreements, representations and promises of any Party

made to the other Party regarding the subject matter hereof are incorporated herein. This Amendment may not be changed or modified in any way, without the express written and mutual agreement of the Parties.

IN WITNESS WHEREOF, the Parties have signed this Amendment on the date first above written.

MEDTAINER, INC.

By: /s/ Curtis Fairbrother
Curtis Fairbrother
Chief Executive Officer

By: /s/ Douglas Heldoon
Douglas Heldoorn
Chief Operating Officer

D&C DISTIBUTORS, LLC

By: /s/ Curtis Fairbrother
Curtis Fairbrother
Manager

By: /s/ Douglas Heldoorn
Douglas Heldoorn
Manager

POLYMATION LLC

By: /s/ Mark Hainbach
Manager